UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2012

Walter Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of incorporation	Commission File No.	(I.R.S. Employer Identification No.)
or organization)

3000 Riverchase Galleria, Suite 1700

Birmingham, Alabama 35244

(205) 745-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On July 21, 2010, the Dodd-Frank Wall Street and Consumer Protection Act (the “Dodd-Frank Act”) was enacted into federal law. Section 1503 of the Dodd-Frank Act requires a reporting company operating coal mines or with subsidiaries that operate coal mines to file a Current Report on Form 8-K upon receipt of written notice from the Mine Safety and Health Administration (“MSHA”) of an imminent danger order under Section 107(a) of the Federal Mine Safety and Health Act of 1977 (“Mine Act”).

On March 15, 2012, Jim Walter Resources, Inc., a subsidiary of Walter Energy, Inc., and the operator of the Company’s No. 4 Mine, received an imminent danger order (the “Order”) under section 107(a) of the Mine Act. The Order stated that methane was detected in excess of five percent, along with 18.5 percent oxygen, in the S-2 bleeder.  The Order was terminated after ventilation was improved in the S-2 bleeder, dropping methane levels to 0.2 percent and increasing oxygen levels to 20.9 percent.  No injuries resulted from the conditions described in the Order.

104(a) Citation No. 8523305 (the “Citation”) was issued in conjunction with the Order.  The Citation alleges that the conditions that were cited in the Order were also a significant and substantial violation of a mandatory safety standard.  The Citation alleges that No. 4 Mine exhibited only low negligence, and the Citation was terminated by the same actions and at the same time as the termination of the Order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: March 19, 2012	By:	/s/ Earl H. Doppelt
Earl H. Doppelt
Senior Vice-President, General Counsel and Secretary